                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        THE RICEX COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 2000

To the Stockholders of
The RiceX Company:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Stockholders of The RiceX Company, a Delaware corporation (the "Company") will be held at The Sheraton Hotel, 11211 Point East Drive, Rancho Cordova, California on Friday, June 30, 2000, at 8:00 A.M. (Pacific Time) for the following purposes:

    1. To elect two directors to the Board of Directors who will serve until the Company's 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

    2. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

    It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to the stockholders of the Company on or about June 1, 2000. The Board of Directors knows of no matters, other than those set forth in paragraphs 1 and 2 above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the meeting. Stockholders of record at the close of business on May 12, 2000 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the Company's principal executive offices in El Dorado Hills, California.

    The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

                                          By Order of the Board of Directors,

                                          /s/ Todd C. Crow
                                          Todd C. Crow
                                          Secretary and Chief Financial Officer

El Dorado Hills, CA
Dated: June 1, 2000

                                   IMPORTANT
Whether or not you expect to attend the 2000 Annual Meeting in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the 2000 Annual Meeting.

                               THE RICEX COMPANY
                            1241 HAWK'S FLIGHT COURT
                           EL DORADO HILLS, CA 95762

                            ------------------------

                              PROXY STATEMENT FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of The RiceX Company, a Delaware corporation ("RiceX" or "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the 2000 Annual Meeting of Stockholders to be held at The Sheraton Hotel, 11211 Point East Drive, Rancho Cordova, California on Friday, June 30, 2000, at 8:00 A.M. (Pacific Time) and at any adjournments or postponements thereof. A form of the proxy is enclosed for use at the meeting. Stockholders are being asked to vote upon the election of two directors to the Board of Directors and such other business as may properly come before the meeting.

                          INFORMATION CONCERNING PROXY

    The enclosed proxy is solicited on behalf of the Company's Board of Directors. If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board of Directors' director nominees.

    A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit, for no additional compensation, the return of proxies by telephone, telegram, or personal interview. The Company has requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing.

    The mailing address of the Company is 1241 Hawk's Flight Court, El Dorado Hills, CA 95762.

                            PURPOSES OF THE MEETING

    At the 2000 Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

    1. To elect two directors to the Board of Directors who will serve until the Company's 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

    2. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

    Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted FOR the election of the nominees for director named below and by the proxies, in a manner recommended by the Board of Directors, or, if no such recommendation, by the proxies in their discretion upon any other proposal as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such stockholder's shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The Company's Board of Directors has fixed the close of business on May 12, 2000 as the record date for the determination of stockholders entitled to vote at the meeting (the "Record Date"). As of the Record Date, there were 36,575,923 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate votes for directors.

    The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the stockholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted against the matter, unless the matter is one for which a greater vote is required by law or by the Company's Certificate of Incorporation or Bylaws. If less than a majority of outstanding shares of Common Stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

    Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, abstentions and broker or nominee non-votes will not have the same effect as a vote against the election of any director.

                               SECURITY OWNERSHIP

    The following table sets forth certain information as of May 1, 2000 (the "Reference Date") with respect to the beneficial ownership of Common Stock of the Company, by each person known by the Company to own beneficially more than five percent of the Company's Common Stock, by each executive officer and director, and by all executive officers and directors as a group. Unless otherwise indicated, all persons have sole voting and investment powers over such shares, subject to community property laws. As of the Reference Date, there were 36,575,923 shares of Common Stock outstanding and unexercised warrants and options representing 11,559,655 shares.

                                                                                       PERCENT
                                                                 AMOUNT & NATURE          OF
NAME(1)                                                       OF BENEFICIAL OWNER(2)    CLASS
-------                                                       ----------------------   --------
Monsanto....................................................         7,167,479           14.9%
  800 N. Lindbergh, St. Louis, MO 63167

Daniel L. McPeak, Sr., Chairman of the Board
  and Patricia McPeak, Director.............................         3,574,095(3)         7.4%

Heldomo, A.G................................................         3,181,818            6.6%
  12, Baarer Strasse, 6300 Zug, Switzerland

Kirit Kamdar, Director......................................         1,801,250(4)

Steven W. Saunders, Director................................           857,000(4)

Joseph R. Bellantoni, Director..............................           250,000(5)

Milton A. Koffman, Director.................................                --

Todd C. Crow, Chief Financial Officer.......................         1,010,000(4)

Ike E. Lynch, V.P. Operations...............................         1,296,054(4)

Daniel L. McPeak, Jr., V.P. General Manager.................           971,500(4)

All directors and executive officers, as a group
  (9 persons)...............................................         9,759,899           20.3%

------------------------

(1) Except as otherwise noted, the address for each person is c/o The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable by such person currently, or within 60 days following the Reference Date, and excluding shares underlying options and warrants held by any other person.

(3) Ownership shown jointly because Mr. McPeak and Ms. McPeak are married. Includes 1,708,225 shares in Mr. McPeak's name and 1,665,870 shares in Ms. McPeak's name and 200,000 held in a joint trust.

(4) Includes warrants and options for the purchase of common stock as follows:
    Kirit S. Kamdar, 50,000; Steven W. Saunders, 50,000; Todd C. Crow, 510,000; Ike E. Lynch, 540,000; Daniel L. McPeak, Jr., 460,000; also includes 14,409 shares of common stock held by Mr. Lynch's wife to which Mr. Lynch disclaims beneficial ownership.

(5) Includes shares held by Mr. Bellantoni's wife in the amount of 26,000 shares of common stock to which Mr. Bellantoni disclaims beneficial ownership and a warrant to purchase 200,000 shares of common stock of the Company that FoodCeuticals, LLC transferred to Mr. Bellantoni in consideration of his services performed in connection with the loan from FoodCeuticals to the Company. The warrant is currently exercisable.

                          PROPOSAL TO ELECT DIRECTORS

DESCRIPTION OF CURRENT BOARD OF DIRECTORS

    The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than five nor more than eight members, with the exact number to be fixed from time to time by the Board of Directors. The Certificate of Incorporation divides the Board of Directors into three classes, with staggered three-year terms. The current classes of the Board of Directors and their terms of office are as follows:

CLASS DIRECTORS                                                                       TERM EXPIRES IN:
---------------                                                                       ----------------
I                       Kirit S. Kamdar.............................................        2002
I                       Steven W. Saunders..........................................        2002
II                      Joseph R. Bellantoni........................................        2000
II                      Milton A. Koffman...........................................        2000
III                     Daniel L. McPeak, Sr........................................        2001
III                     Patricia McPeak.............................................        2001

NOMINEES

    The two directors serving in Class II have terms expiring at the Annual Meeting. The two Class II directors currently serving on the Board, Messrs. Bellantoni and Koffman have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting. Each Class II director elected at the Annual Meeting will serve for a term expiring at the Company's 2003 Annual Meeting of Stockholders or when his successor has been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

    Below is information with respect to each nominee for election.

    JOSEPH R. BELLANTONI. Mr. Bellantoni has served as a Class II Director of the Company since May 1999 and will serve until the election of Directors in 2000. Mr. Bellantoni has tendered his resignation to be effective upon the Company's payment of the $1,850,000 promissory note to FoodCeuticals, LLC. From April 1995 to the present, Mr. Bellantoni has served as a Director of Dominion Resources, Inc., a real estate and resort development company. From April 1995 to December 1998 he served as Treasurer of Dominion and from January 1999 to the present has served as its Treasurer and President. From February 1989 to January 1993 Mr. Bellantoni served as a manager of Great American
Recreation, Inc., an operator of ski resorts. From January 1993 to June 1994, he served as the Vice President of Administration of Great American, from June 1994 to October 1996 he served as its Chief Financial Officer and from October 1995 to the present, Mr. Bellantoni has served as a Director. From November 1994 to the present, Mr. Bellantoni has served as the Chief Financial Officer of Great Gorge Golf Reserve, an owner, operator and developer of golf courses.

    MILTON A. KOFFMAN. Mr. Koffman has served as a Class II Director of the Company since October 1999 and will serve until the election of Directors in 2000. Mr. Koffman has tendered his resignation to be effective upon the Company's payment of the $1,850,000 promissory note to FoodCeuticals, LLC.
Mr. Koffman has been Chairman of the Board of New Value Inc. since 1990. Previously, from 1970 to 1990, he served as Executive Vice President of Great American Industries, a manufacturer of rubber products. Prior to this, he served as Vice President of Public Loan Company, Inc., a small business loan company from 1963 to present. Mr. Koffman was also Managing Partner for a group of Real Estate Partnerships. Mr. Koffman has served as Vice Chairman of IEC, a manufacturer of electronic parts from 1985 to 1991. In addition, he was Chairman of Jayark Corporation from 1972 to 1992. Mr. Koffman has been on the Board of Directors for Sattlers Department Store, Walter Reade Theatres, Scoreboard, Inc. and Chenango Industries.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

                    CURRENT DIRECTORS AND EXECUTIVE OFFICERS

    The Board of Directors is classified into three classes, designated
Class I, Class II and Class III. The term of office of the current Class I Directors expires at the annual meeting of the stockholders in the year 2002; the term of office of the current Class II Directors shall expire at this annual meeting of the stockholders and is subject to vote as proposed above, and the term of the current Class III Directors shall expire at the third annual meeting of the stockholders in the year 2001. The classification of the Board of Directors has the effect of generally requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the Board of Directors. The current Board Of Directors and Executive Officers include:

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Daniel L. McPeak, Sr........     65      Class III Director, CEO, and Chairman of the Board
Patricia McPeak.............     59      Class III Director
Kirit S. Kamdar.............     58      Class I Director
Steven W. Saunders..........     44      Class I Director
Joseph R. Bellantoni........     38      Class II Director
Milton A. Koffman...........     76      Class II Director
Todd C. Crow................     51      Vice President Finance & Chief Financial Officer
Ike E. Lynch................     55      Vice President of Operations
Daniel L. McPeak, Jr........     40      Vice President and General Manager

    DANIEL L. MCPEAK. Mr. McPeak co-founded the Company in February 1989 and has served as chairman of the Board of the Company since its formation. In November 1998, Mr. McPeak was re-appointed Chief Executive Officer ("CEO") of the Company. Mr. McPeak previously served as CEO of the Company from May 1989 to April 1997. Mr. McPeak is the spouse of Ms. McPeak. Mr. McPeak will serve as a Class III Director until the election of Directors in 2001.

    PATRICIA MCPEAK. Ms. McPeak co-founded the Company in February 1989 and served as President from its formation until March 31, 2000. From February 1989 to January 1996, Ms. McPeak also served as Secretary of the Company. On February 5, 1999, the Board of Directors approved Ms. McPeak's formation of a retail nutraceutical company and her resignation as President at a future date. On March 31, 2000, Ms. McPeak resigned as President and since April 1, 2000, Ms. McPeak has been President and CEO of NutraStar, Incorporated, which has the license to sell RiceX products in the nutraceutical market. Ms. McPeak is the spouse of Mr. McPeak. Ms. McPeak will serve as a Class III Director of the Company until the election of Directors in 2001.

    KIRIT S. KAMDAR. Mr. Kamdar has served as a Class I Director of the Company since August 1998 and will serve until the next election of Directors in 2002. From January 1990 to September 1992, Mr. Kamdar also served as Director of the Company, and from January 1990 to April 1994 as the Company's Executive Vice President. Since July 1974, Mr. Kamdar has been Chairman of the Board and Chief Executive Officer of Kamflex Corporation, a manufacturing corporation.

    STEVEN W. SAUNDERS. Mr. Saunders has served as a Class I Director of the Company since August 1998 and will serve until the next election of Directors in 2002. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm since February 7, 1991 and President of Warwick Corporation, a business-consulting firm.

    JOSEPH R. BELLANTONI. Mr. Bellantoni has served as a Class II Director of the Company since May 1999 and will serve until the election of Directors in 2000. Mr. Bellantoni has tendered his resignation to be effective upon the Company's payment of the $1,850,000 promissory note to FoodCeuticals, LLC. From April 1995 to the present, Mr. Bellantoni has served as a Director of Dominion Resources, Inc., a real estate and resort development company. From April 1995 to December 1998 he served as Treasurer of Dominion and from January 1999 to the present has served as its Treasurer and President. From February 1989 to January 1993 Mr. Bellantoni served as a manager of Great American
Recreation, Inc., an operator of ski resorts. From January 1993 to June 1994, he served as the Vice President of Administration of Great American, from June 1994 to October 1996 he served as its Chief Financial Officer and from October 1995 to the present, Mr. Bellantoni has served as a Director. From November 1994 to the present, Mr. Bellantoni has served as the Chief Financial Officer of Great Gorge Golf Reserve, an owner, operator and developer of golf courses.

    MILTON A. KOFFMAN. Mr. Koffman has served as a Class II Director of the Company since October 1999 and will serve until the election of Directors in 2000. Mr. Koffman has tendered his resignation to be effective upon the Company's payment of the $1,850,000 promissory note to FoodCeuticals, LLC.
Mr. Koffman has been Chairman of the Board of New Value Inc. since 1990. Previously, from 1970 to 1990, he served as Executive Vice President of Great American Industries, a manufacturer of rubber products. Prior to this, he served as Vice President of Public Loan Company, Inc., a small business loan company from 1963 to present. Mr. Koffman was also Managing Partner for a group of Real Estate Partnerships. Mr. Koffman has served as Vice Chairman of IEC, a manufacturer of electronic parts from 1985 to 1991. In addition, he was Chairman of Jayark Corporation from 1972 to 1992. Mr. Koffman has been on the Board of Directors for Sattlers Department Store, Walter Reade Theatres,
Scoreboard, Inc. and Chenango Industries.

    TODD C. CROW. Mr. Crow joined the Company in May 1996 and has been the Company's Vice President of Finance and Chief Financial Officer since
November 1998 and its Secretary since January 1999. From September 1997 to November 1998, Mr. Crow was the Company's Controller. From May 1996 to September 1997 he was the Company's Chief Financial Officer. Mr. Crow also served as a Director of the Company from June 1996 to January 1997. From 1989 until joining The RiceX Company, Mr. Crow held senior financial positions with the Morning Star Group, an agri-business holding company, and Harter, Inc., a food-processing manufacturer.

    IKE E. LYNCH. Mr. Lynch has served as Vice President of Operations of the Company since July 1997 and as President and Chief Operations Officer of FoodEx MT since January 1997. Previously Mr. Lynch was President and Chief Executive Officer of Centennial Foods, Inc., since its founding in 1989 until its acquisition by the Company in January 1997.

    DANIEL L. MCPEAK, JR. Mr. McPeak joined the Company in July 1996 and has been the Company's Vice President and General Manager since November 1998. From July 1996 to July 1997, he served as Director of Sales and Marketing, then moved to the position of Business Manager until November 1998. From 1994 until joining the Company, Mr. McPeak served as Vice President of Marketing for Fort
Knox, Inc., a security products manufacturer. Daniel L. McPeak, Jr. is the son of Daniel L. McPeak, Sr.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of the Company's records, the Company is aware that the following officers or directors of the Company failed to file one or more reports disclosing beneficial ownership of securities of the Company as required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 1999: each of Ike E. Lynch, Daniel McPeak, Sr. and Patricia McPeak failed to file Forms 3 reporting their initial statement of beneficial ownership of securities upon the

Company registering its Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934 in July 1998; Todd C. Crow failed to file a Form 3 reporting his initial statement of beneficial ownership of securities upon Mr. Crow becoming Vice President of Finance and the Company's Chief Financial Officer in November 1998. Daniel McPeak, Jr. failed to file a Form 3 reporting his initial statement of beneficial ownership of securities upon Mr. McPeak becoming Executive Vice President and General Manager in November 1998; Daniel McPeak, Sr. and Patricia McPeak failed to file Forms 4 reporting gifts of stock to Patricia McPeak's mother, The Church of Jesus Christ of Latter Day Saints and one other individual in 1999; and Ike Lynch, Todd Crow and Daniel McPeak, Jr. failed to file Forms 4 reporting the acquisition of 500,000 shares of common stock each pursuant to options granted by the Company, and the issuance of options to each of them to acquire 900,000 shares of common stock pursuant to the Company's 1997 Employee Stock Option Plan.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the Company's fiscal year ended December 31, 1999, the Company's Board of Directors held eight meetings and took certain actions by written consent. During the 1999 fiscal year, no director attended fewer than ninety percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The committees of the Board of Directors did not include an audit committee, nominating committee or a compensation committee during fiscal year ended December 31, 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation for the Chief Executive Officer and each of the Company's current executive officers and two former officers whose total salary and bonuses for fiscal 1998 and 1999 exceeded $100,000 or would have exceeded $100,000 on an annualized basis (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION AWARDS
                                           ANNUAL COMPENSATION                 ----------------------------------
                                 ----------------------------------------         SECURITIES
                                                             OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME & PRINCIPAL POSITION          YEAR         SALARY       COMPENSATION      OPTIONS/SARS (#)      COMPENSATION
-------------------------        --------      --------      ------------      ----------------      ------------
Daniel L. McPeak, Sr.,(1)......    1999        $149,126         $16,251(5)
  Chairman of the Board,           1998        $148,861                (2)
  Chief Executive Officer          1997        $141,798         $26,409(5)           50,000

Patricia McPeak................    1999        $129,339                (2)
  President                        1998        $129,342         $18,282(6)
                                   1997        $127,135         $13,372(6)           50,000

Ike E. Lynch...................    1999        $124,592                (2)          900,000
  V.P. Operations and              1998        $137,500         $25,200(8)          140,000
  Chief Operating Officer of       1997        $131,253         $47,700(8)           60,000
  Food Extrusion Montana

Todd C. Crow(3)................    1999        $ 98,884                (2)          900,000
  Chief Financial Officer          1998        $ 79,638                (2)
                                   1997        $ 76,913                (2)

Daniel L. McPeak, Jr.(4).......    1999        $ 98,940         $ 9,900(13)         900,000
  Executive V.P./General
    Manager                        1998        $ 71,892         $ 7,200(13)
                                   1997        $ 71,145         $ 7,200(13)

Allen J. Simon
  (Terminated)(1)..............    1999        $ 20,833(12)
                                   1998        $221,534         $38,471(7)                             $236,522(11)
                                   1997        $177,370         $28,760(7)        2,050,000(10)

Karen Berriman
  (Terminated)(3)..............    1999        $ 12,500(12)
                                   1998        $132,693                (2)                             $ 31,837(11)
                                   1997        $ 43,189                (2)          200,000(10)

Dennis C. Riddle
  (Terminated)(4)..............    1999        $ 14,583(12)
                                   1998        $154,746         $52,185(9)
                                   1997        $ 30,147                (2)          350,000(10)

------------------------

 (1) Mr. McPeak was Chief Executive Officer from January 1996 to April 1997 and from November 18, 1998 to present. Mr. Simon provided services as CEO from April 1997 to November 18, 1998 and resigned from the office of CEO effective December 13, 1998 in accordance with his severance agreement. See "Certain Relationships and Related Transactions."

 (2) Other Annual Compensation is less than 10% of Salary.

 (3) Mr. Crow was Chief Financial Officer from May 1996 to September 1997 and from November 1998 to present. Ms. Berriman served as Chief Financial Officer from September 1997 to December 1998.

 (4) Mr. McPeak, Jr. was Vice President of Sales and Marketing from July 1996 to October 1997 and from November 1998 to present its Executive Vice President, General Manager. Mr. Riddle served as Vice President of Sales and Marketing from October 1997 to December 1998.

 (5) In 1999, represents auto expenses, in 1997 represents automobile expenses of $21,787 and other perquisites.

 (6) Represents automobile allowance of $12,000 in 1998 and automobile expenses of $9,019 in 1997 and other perquisites paid on behalf of the executives.

 (7) Represents automobile allowance of $12,600, temporary housing allowance of $24,381 and other perquisites in 1998; automobile allowance of $10,200, temporary living allowance of $18,052 and other perquisites in 1997.

 (8) Represents allowances for temporary living of $18,000 and automobile of $7,200 in 1998; and value realized upon the exercise of stock options of $30,000, automobile allowance of $7,200 and temporary housing allowance of $10,500 in 1997.

 (9) Represents allowances for relocation $30,000, temporary housing $8,862, automobile $12,500 and other perquisites.

 (10) Represents options granted that were replaced and re-priced in September 1998, eventually cancelled in December 1998 and warrants issued in accordance with severance agreements. See "Certain Relationships and Related Transactions."

 (11) Represents severance payments and accrued vacation pay: A. Simon $210,417 severance, $26,105 accrued vacation; K. Berriman $25,000 severance, $6,837 accrued vacation pay.

 (12) Represents one-month payroll for period prior to severance (November 14 to December 14, 1998) paid in 1999. See "Certain Relationships and Related Transactions."

 (13) Represents automobile allowances and expenses.

                      OPTION GRANTS IN 1999 TO EXECUTIVES

    The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted during 1999.

                                            NUMBER OF     PERCENT OF TOTAL
                                            SECURITIES      OPTIONS/SARS
                                            UNDERLYING       GRANTED TO      EXERCISE    MARKET
                                           OPTIONS/SARS     EMPLOYEES IN      PRICE      PRICE     EXPIRATION
NAME                                       GRANTED (#)      FISCAL YEAR       ($/SH)     ($/SH)       DATE
----                                       ------------   ----------------   --------   --------   ----------
Ike E. Lynch.............................     900,000(1)        3.18%         $0.72      $0.79      11/1/09
Daniel L. McPeak, Jr.....................     900,000(1)        3.18%         $0.72      $0.79      11/1/09
Todd C. Crow.............................     900,000(1)        3.18%         $0.72      $0.79      11/1/09

------------------------

(1) Options were granted on November 1, 1999, 500,000 shares were fully vested and immediately exercisable at $0.72 per share. The remaining 400,000 shares will be fully vested and exercisable at $0.72 on May 1, 2000. Market price of underlying securities on the date of grant, $0.79 per share.

                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

    The table below reflects the aggregate number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999 for the named Executive Officers. Values for "in-the-money" options represent the position spread between the exercise price of existing options and the market value for the Company's common stock on December 31, 1999.

                                                                NUMBER OF               VALUE OF UNEXERCISED
                                     SHARES                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                ACQUIRED ON VALUE          AT FISCAL YEAR END            AT FISCAL YEAR END
                             -----------------------   ---------------------------   ---------------------------
                             EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             ------------   --------   -----------   -------------   -----------   -------------
Ike E. Lynch...............    500,000      $35,000      140,000        400,000             (1)       $48,000
Daniel L. McPeak, Jr.......    500,000      $35,000       60,000        400,000             (1)       $48,000
Todd C. Crow...............    500,000      $35,000      110,000        400,000             (1)       $48,000

------------------------

(1) The fair market value of the common stock subject to options as of December 31, 1999 ($.84 per share) was less than the exercise price of such options.

                                REPRICED OPTIONS

    In September 1998, in conjunction with the private placement of 1,000,000 shares of the Company's common stock, the Company's Chief Executive Officer ("CEO"), at the request of the new investor, rescinded his 1997 exercise of a 1997 option to acquire 2,000,000 shares of the Company's common stock in exchange for a $4,000,000 note payable to the Company.

    Coincidental with the private placement and related rescission, the Company's Board of Directors cancelled the options granted in 1997 to the CEO, four executive officers and two directors to acquire an aggregate of 2,950,000 shares of the Company's common stock at exercise prices ranging from $2.00 to $4.88 per share and granted new options to purchase the same number of shares to these individuals at an exercise price of $1.81 per share, the fair market value of the shares on the date the new options were granted. See "Certain Relationships and Related Transactions."

                             DIRECTOR COMPENSATION

    On July 9, 1997, the Board of Directors adopted a non-employee director compensation plan pursuant to which non-employee directors are compensated as follows: (i) $15,000 annual retainer payable in quarterly installments for participation at up to six meetings of the Board of Directors; (ii) an immediately exercisable, nonqualified stock option to purchase 50,000 shares of common stock to be granted upon appointment to the Board of Directors, and
(iii) an immediately exercisable, nonqualified stock option to purchase 15,000 shares of common stock to be granted on the day of each annual shareholders' meeting during the non-employee director's service on the Board of Directors. Such options are to be granted as free-standing options and not under the 1997 Stock Option Plan. The exercise price shall be the fair market value of a share of common stock on the date of grant. On April 27, 1999 the Board voted to temporarily suspend the grant of options with payment of retainer to the Board of Directors. Directors are also reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees thereof.

                             EMPLOYMENT AGREEMENTS

    MCPEAK, SR. EMPLOYMENT AGREEMENT. The Company entered into an Employment Agreement with Mr. Daniel L. McPeak, Sr. in April 1997 (the "McPeak, Sr. Employment Agreement"), pursuant to which Mr. McPeak, Sr. agreed to serve as Chairman of the Board of Directors of the Company and previously served as Chief Executive Officer. The McPeak Employment Agreement provides that Mr. McPeak, Sr. will receive an annual base salary of $150,000 which will be increased to $200,000 upon the Company's realization of positive cash flow on a month-to-month basis. The McPeak, Sr. Employment Agreement terminates on December 31, 2001, unless his employment is terminated earlier. Thereafter, the term will be automatically extended for additional one-year periods unless either party delivers notice of election not to extend the employment at least 60 days prior to the end of the then current term. Mr. McPeak Sr.'s employment may be terminated prior to the expiration of this agreement under the following circumstances: (i) death;
(ii) termination by the Company for cause (as defined in the McPeak, Sr. Employment Agreement); (iii) termination by the Company without cause (as defined in the McPeak, Sr. Employment Agreement). If Mr. McPeak, Sr. is terminated without cause, he is entitled to the base salary in effect at such time for the remainder of the term of the McPeak, Sr. Employment Agreement. Within three months of first receiving notice of a Change in Control (as defined in the McPeak, Sr. Employment Agreement) Mr. McPeak, Sr. may elect to retire from service and render, on a non-exclusive basis, only such consulting and advisory services to the Company as he may reasonably accept and he is entitled to continue receiving his benefits and salary until the later of (i) six months after the date of such election, (ii) subsequent full-time employment with another enterprise, or (iii) the expiration of the term of the McPeak, Sr. Employment Agreement.

    LYNCH EMPLOYMENT AGREEMENT. In May 1999, the Company entered into an Employment Agreement with Mr. Ike E. Lynch (the "Lynch Employment Agreement"), pursuant to which Mr. Lynch agreed to serve as Vice President of Operations for the Company and Chief Operating Officer for the Company's subsidiary, Food Extrusion Montana. The Lynch Employment Agreement provides that Mr. Lynch will receive an annual base salary of $125,000, which will be increased to $135,000 on May 1, 2000, then reviewed annually. The Lynch Employment Agreement terminates on May 1, 2004, unless his employment is terminated earlier. Thereafter, the term will be automatically extended for an additional five-year term unless either party delivers at least 90 days prior to the expiration of the initial term notice of election not to extend the employment. Mr. Lynch's employment may be terminated prior to the expiration of the agreement under the following circumstances: (i) the mutual written agreement of the Company and Mr. Lynch; (ii) Mr. Lynch's disability, which shall, for the purposes of the Lynch Employment Agreement, mean Mr. Lynch's inability due to physical or mental impairment, to perform Mr. Lynch's duties and obligations under the Lynch Employment Agreement, despite reasonable accommodation by the Company, for a period exceeding three months; (iii) Mr. Lynch's death; (iv) notice of termination by the Company for cause (as defined in the Lynch Employment Agreement); or (v) written notice of termination by the Company without cause upon fourteen (14) days notice, subject to the compensation for early termination. If Mr. Lynch is terminated without cause, the Company shall pay to Mr. Lynch as liquidated damages and in lieu of any and all other claims which Mr. Lynch may have against the Company the amount equal to Mr. Lynch's monthly base salary multiplied by the number of months remaining in the term of this Agreement, or payment amount equal to two years of Mr. Lynch's base salary, whichever is greater.

    CROW EMPLOYMENT AGREEMENT. In May 1999, the Company entered into an Employment Agreement with Mr. Todd Crow (the "Crow Employment Agreement"), pursuant to which Mr. Crow agreed to serve as Chief Financial Officer of the Company. The Crow Employment Agreement provides that Mr. Crow will receive an annual base salary of $125,000, which will be increased to $135,000 on May 1, 2000, then reviewed annually. The Crow Employment Agreement terminates on May 1, 2004, unless his employment is terminated earlier. Thereafter, the term will be automatically extended for an additional five-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Crow's employment may be terminated prior to the expiration of the agreement under the following circumstances: (i) the mutual written agreement of the Company and Mr. Crow;
(ii) Mr. Crow's disability, which shall, for the purposes of the Crow Employment Agreement, mean Mr. Crow's inability due to physical or mental impairment, to perform Mr. Crow's duties and obligations under the Crow Employment Agreement, despite reasonable accommodation by the Company, for a period exceeding three months; (iii) Mr. Crow's death; (iv) notice of termination by the Company for cause (as defined in the Crow Employment Agreement); or (v) written notice of termination by the Company without cause upon fourteen (14) days notice, subject to the compensation for early termination. If Mr. Crow is terminated without cause, the Company shall pay to Mr. Crow as liquidated damages and in lieu of any and all other claims which Mr. Crow may have against the Company the amount equal to Mr. Crow's monthly base salary multiplied by the number of months remaining in the term of this Agreement, or payment amount equal to two years of Mr. Crow's base salary, whichever is greater.

    MCPEAK, JR. EMPLOYMENT AGREEMENT. In May 1999, the Company entered into an Employment Agreement with Mr. Daniel L. McPeak, Jr. (the "McPeak, Jr. Employment Agreement"), pursuant to which Mr. McPeak, Jr. agreed to serve as Executive Vice President and General Manager for the Company. The McPeak, Jr. Employment Agreement provides that Mr. McPeak, Jr. will receive an annual base salary of $125,000 which will be increased to $135,000 on May 1, 2000, then reviewed annually. The McPeak, Jr. Employment Agreement terminates on May 1, 2004, unless his employment is terminated earlier. Thereafter, the term will be automatically extended for an additional five-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. McPeak, Jr.'s employment may be terminated prior to the expiration of the agreement under the following circumstances: (i) the mutual written agreement of the Company and Mr. McPeak, Jr.; (ii) Mr. McPeak, Jr.'s disability, which shall, for the purposes of the McPeak, Jr. Employment Agreement, mean Mr. McPeak, Jr.'s inability due to physical or mental impairment, to perform Mr. McPeak, Jr.'s duties and obligations under the McPeak Jr. Employment Agreement, despite reasonable accommodation by the Company, for a period exceeding three months; (iii) Mr. McPeak, Jr.'s death; (iv) notice of termination by the Company for cause (as defined in the McPeak, Jr. Employment Agreement); or (v) written notice of termination by the Company without cause upon fourteen (14) days notice, subject to the compensation for early termination. If Mr. McPeak, Jr. is terminated without cause, the Company shall pay to Mr. McPeak, Jr. as liquidated damages and in lieu of any and all other claims which Mr. McPeak, Jr. may have against the Company the amount equal to Mr. McPeak, Jr.'s monthly base salary multiplied by the number of months remaining in the term of this Agreement, or payment amount equal to two years of Mr. McPeak, Jr.'s base salary, whichever is greater.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During 2000, the Company entered into an agreement with a company for the granting of an exclusive license to sell RiceX products in the nutraceutical and food markets. As part of that transaction, Patricia McPeak, with unanimous approval of the Board of Directors (Ms. McPeak abstaining), resigned as President of the Company and became an officer and shareholder of that new company. In exchange for the exclusive license in the nutraceutical market, the Company will receive license fees and has become a 10% shareholder in that new company. Also, in connection with this transaction, the Company's technical employees agreed to terminate their employment agreements with the Company and enter into employment agreements with the new company. The Company has agreed to issue the former employees warrants to purchase 153,000 shares of common stock at $.79 per share in exchange for canceling their employee options and waiving any claims under their employment agreements. As of the reference date, the Company has not issued the warrants to these former employees but recognizes the obligation to do so.

    Mr. Kirit Kamdar has been a Director of the Company since August 5, 1998 and was a Director of the Company from January 1990 to September 1992. From
January 1990 to April 1994, Mr. Kamdar served as the Company's Executive Vice President. Mr. Kamdar currently owns 1,801,250 shares of the Company's common stock or 3.7%. Since July 1974, Mr. Kamdar has been Chairman of the Board and Chief Executive Officer of Kamflex Corporation, ("Kamflex"), a manufacturer of extrusion and conveyor equipment. In 1997, Kamflex sold $83,990 worth of such equipment to the Company pursuant to its standard commercial terms and prices. Kamflex's sales volume to customers other than the Company is approximately $3.5 to $4 million per year. The Company did not purchase any equipment from Kamflex in 1998 and 1999.

    In July 1999, the Company issued 250,000 shares of common stock to a vendor in lieu of $234,000 cash to guarantee direct supplies for three years.

    In November 1999, the Company entered into a contract with a company to provide investor relations for a period of one year. The Company issued 1,600,000 shares of common stock with a fair market value of $1,262,400. Additionally, the Company issued warrants to purchase 1,000,000 shares of common stock. In February 2000, the agreement was terminated and the Company expects to receive at least 50 percent of the stock and warrants back.

    In November 1999, the Company issued 1,500,000 shares of common stock to three executives pursuant to the exercise of some of their stock options. These stock options were issued in accordance with the Company's Employee Stock Option program that was ratified by the Board of Directors in 1997.

    In December 1999, Monsanto Corporation ("Monsanto") agreed to convert its note from the Company with an outstanding principal balance of $5,000,000 into 7,167,479 shares of common stock and $54,441 cash. In February 1997, a 1996 loan agreement ("Loan Agreement") with Monsanto, pursuant to which it had advanced $5,000,000 to the Company to be converted to common stock, was renegotiated. The renegotiated loan, due in November 1999, was non-interest bearing and convertible into shares of the Company's common stock at the lower of $5.00 per share, or the price per share the Company received in a sale of its common stock in a financing of at least $1,000,000 occurring closest and prior to a notice of intent to convert. The Company recorded a charge against operations of $1,325,000 in 1997 for the beneficial conversion feature as a result of the fair market value of the stock being greater than the conversion rate on the scheduled dates the Company received the proceeds pursuant to the Loan Agreement. As a result of this charge, the effective interest rate of the loan is greater than the interest rate currently available to the Company for similar debt; therefore no imputed interest has been calculated on this loan.

    In May 1997, the Company's Chief Executive Officer and a director (the "CEO") exercised an option to purchase 2,000,000 shares of the Company's common stock at an exercise price of $2.00 per share in exchange for promissory notes in the aggregate principal amount of $4,000,000 that bore interest at a rate of 8% per annum, were secured by the 2,000,000 shares of common stock purchased, and were due at the earlier of May 2002 or upon the sale of all or a portion of the shares of common stock acquired upon exercise. The Company agreed to reimburse the CEO the interest payable on the notes plus the related income tax effect of such reimbursement. The CEO agreed to rescind the exercise of his option concurrent with the successful closing of the Private Placement described above.

    In September 1998, the CEO, as agreed, rescinded the exercise of his option in exchange for the cancellation of his indebtedness to the Company related to the exercise and the reinstitution of the options to purchase 2,000,000 shares of the Company's common stock at an exercise price of $1.81 per share, the fair market value of the shares on the date of grant. The accrued interest income related to the notes receivable and the associated accrued liability for the associated reimbursements were written off to operations in the year ended December 31, 1998 in connection with the rescission.

    In addition, in September 1998, the Company's Board of Directors cancelled the outstanding options to purchase an aggregate of 2,950,000 shares of common stock with exercise prices ranging from $2.00 to $4.88 per share held by the CEO, four of the Company's executive officers and two directors and replaced them with options to purchase an aggregate of 2,950,000 shares of common stock at an exercise price of $1.81 per share, the fair market value of the Company's common stock on the date of grant.

    In December 1998, the employment agreements of four officers were terminated by mutual consent. As part of the severance agreements with three of the officers, the previously issued stock options held by such officers were cancelled in exchange for an aggregate of $260,417 and warrants to purchase an aggregate of 1,200,000 shares of the Company's Common Stock for $1.00 per share expiring in December 2000. The fourth officer was not a party to the severance agreement and allowed his options to expire unexercised. The four officers collectively forfeited $1,376,204, the unvested portion of the accrued compensation relating to the options on the date of their termination.

    The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             1997 STOCK OPTION PLAN

    The Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") in November 1997 and the shareholders approved the 1997 Plan in May 1998. A total of 5,000,000 shares have been authorized for issuance under the 1997 Plan, of which 2,031,000 shares are available for future grant as of December 31, 1999. The 1997 Plan provides for the grant of "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company. The 1997 Plan also provides for the grant of options that are not intended to qualify as incentive stock options under
Section 422A of the Code to employees, non-employee directors and consultants of the Company. The exercise price of any incentive stock option granted under the 1997 Plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant. The exercise price of any nonqualified stock option may not be less than 85% of fair market value or 110% of fair market value in the case of a participant owning stock possessing more than 10% of the voting rights of the Company's outstanding capital stock. Shares subject to an option granted under the 1997 Plan may be purchased for cash, in exchange for shares of common stock owned by the optionee, or other consideration as set forth in the 1997 Plan. The 1997 Plan is administered by the Board of Directors. Under the 1997 Plan, options vest not less than 20% per year and have ten-year terms (except with respect to 10% stockholders which have five-year terms). If the Company sells substantially all of its assets or is a party to a merger or consolidation in which it is not the surviving corporation (a "Change of Control"), then the Company has the right to accelerate unvested options and shall give the option holder written notice of the exercisability and specify a time period in which the option may be exercised. All options shall terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless the agreement governing the Change of Control shall provide otherwise.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's independent public accountants for the last completed fiscal year end, December 31, 1999, were Moss Adams LLP. The Company anticipates that representatives of Moss Adams will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and such representatives will be expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

    The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                                 ANNUAL REPORT

    The Company's Annual Report to Stockholders for fiscal year 1999 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1999 (EXCLUSIVE OF EXHIBITS THERETO) UPON REQUEST OF ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK ON MAY 12, 2000. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO THE SECRETARY OF THE COMPANY, 1241 HAWK'S FLIGHT COURT, EL DORADO HILLS, CA 95762.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, in the case where notice or public disclosure of an annual meeting is less than 70 days in advance of the meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever comes first.

    Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 2001 Annual Meeting of Shareholders must deliver a proposal in writing to Corporate Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, CA 95762, no later than March 15, 2001. Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Daniel L. McPeak
                                          Daniel L. McPeak
                                          CHAIRMAN OF THE BOARD

El Dorado Hills, California
June 1, 2000

                                THE RICEX COMPANY
                            1241 HAWK'S FLIGHT COURT
                        EL DORADO HILLS, CALIFORNIA 95762

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of The RiceX Company, a Delaware corporation (the "Company"), hereby appoints Daniel L. McPeak, Sr. and Patricia McPeak, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2000 Annual Meeting of Stockholders of the Company, to be held at The Sheraton Hotel, 11211 Point East Drive, Rancho Cordova, California on Friday, June 30, 2000, at 8:00 A.M. (Pacific Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                          (change of address/comments)



                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------

                       ----------------------------------
                       (If you have written in the above
                       spaces please mark the
                       corresponding box on the reverse
                       side of this card.)


                          (continued and to be signed on reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                THE RICEX COMPANY
                                  JUNE 30, 2000

                 Please Detach and Mail in the Envelope Provided

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

[X]       Please mark your
          votes as in this
          example

     The Board of Directors recommends a vote FOR the nominees for directors in Proposal No. 1.

1.       Election of               FOR    AGAINST   ABSTAIN    WITHHELD
         Directors:

         Joseph R. Bellantoni      [_]      [_]       [_]        [_]
         Milton A. Koffman         [_]      [_]       [_]        [_]

                                   Please check this [_]
                                   box if you plan to
                                   attend the Annual Meeting.

                                   Change of Address/   [_]
                                   Comments

         Signature(s) ______________________________   Date __________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

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              DETACH & RETURN PROXY CARD; RETAIN ADMISSION CARD


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                                 ADMISSION CARD

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 30, 2000
                            8:00 A.M. (PACIFIC TIME)
                               THE SHERATON HOTEL
                             11211 POINT EAST DRIVE
                           RANCHO CORDOVA, CALIFORNIA


                      Presentation of this card is required
                       for admission to the Annual Meeting

            PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
                      AT THE ENTRANCE TO THE ANNUAL MEETING

                                THE RICEX COMPANY


Name:  _______________________

Address: _____________________


                                Non-Transferable